Exhibit 10.47

AMENDMENT TO THE
AMENDED AND RESTATED SUPPLEMENTAL EARLY RETIREMENT PLAN FOR CERTAIN EMPLOYEES
WHEREAS, Valvoline LLC (“Valvoline”) sponsors for the benefit of certain of its employees the Amended and Restated Supplemental Early Retirement Plan for Certain Employees (the “SERP”); and
WHEREAS, Valvoline desires to cease future benefit accrual under the terms of the SERP effective as of September 30, 2016 (the “Effective Date”);
NOW, THEREFORE, the SERP shall be amended as follows:
I.    Section 2.08 shall be amended to add the following sentence to the end thereto which shall read as follows:
Notwithstanding the foregoing, Continuous Service shall exclude any service of the Employee with Ashland Inc. (or any entity within the Ashland Inc. controlled group as determined in accordance with Section 414 of the Code) upon the separation of Ashland Inc. from the controlled group (as determined in accordance with Section 414 of the Code) with Valvoline LLC; provided, however, for the purpose of determining whether an Employee separates from service for the purpose of determining a distribution, so long as an Employee remains a service provider (within the terms of Code section 409A) Ashland LLC (or any entity within the controlled group of such entity determined in accordance with Section 414 of the Code), the Employee shall not be deemed to have incurred a separation from service.
II.    Section 2.11 shall be amended to add the following sentences to the end thereof which shall read as follows:
Notwithstanding the foregoing, the Final Average Bonus of a Participant shall not include any amounts paid after September 30, 2016, provided, however, that payments made under the Fiscal Year 2016 Annual Incentive Compensation program, payable in December of 2016, shall be included in determining the Final Average Bonus of a Participant. The determination of a Participant’s Final Average Bonus shall be made as of September 30, 2016 and such amount shall not be modified thereafter.
III.    Section 2.12 shall be amended to add the following sentence to the end thereof which shall read as follows:
Notwithstanding the foregoing, the Final Average Compensation of a Participant shall not include any amounts paid after September 30, 2016. The determination of a Participant’s Final Average Compensation shall be made as of September 30, 2016 and such amount shall not be modified thereafter.
IV.    Section 5.06A shall be amended to add the following sentence to the end thereof which shall read as follows:

Exhibit 10.47

The determination as to whether a Participant is a Level I or II Participant, or is a Level III, IV and V Participant shall be made as of September 30, 2016 and later modifications to a Participant’s employment shall not impact the means of determining benefits under this Plan.
V.    In all other respect the Plan shall remain unchanged.
(Signature Page Immediately Follows)

Exhibit 10.47

IN WITNESS WHEREOF, this amendment to the Plan has been is executed this 30th day of September, 2016, to be effective as of the date indicated above.

On Behalf of Valvoline LLC

/s/ Peter J. Ganz
By:__________________________________________
Peter J. Ganz
Senior Vice President, General Counsel and Secretary
Ashland Global Holdings Inc.